UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
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STAG Industrial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2020

The following press release, dated April 14, 2020, and Notice of Change of Location, dated April 14, 2020, each relate to the definitive proxy statement (the “Proxy Statement”) of STAG Industrial, Inc. (the “Company”), dated March 20, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the board of directors of the Company for use at the 2020 annual meeting of stockholders to be held on Wednesday, April 29, 2020 at 1:30 p.m., Eastern Time.

This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 14, 2020.

This supplement should be read in conjunction with the Proxy Statement.

STAG INDUSTRIAL ANNOUNCES CHANGE TO VIRTUAL FORMAT FOR

2020 ANNUAL MEETING OF STOCKHOLDERS

Boston, MA — April 14, 2020 — STAG Industrial, Inc. (the “Company”) (NYSE:STAG) today announced that the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”) has been changed from an in-person meeting to a virtual-only meeting due to the ongoing public health crisis of the novel coronavirus disease (COVID-19) pandemic.  To support the health and welfare of the Company’s stockholders and other meeting participants, the Annual Meeting will occur at 1:30 p.m., Eastern Time, on Wednesday, April 29, 2020 — the date and time previously announced — but will take place in an exclusively virtual meeting format via a live audio webcast at www.virtualshareholdermeeting.com/STAG2020.

The Company urges stockholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. For additional information regarding how stockholders may access, vote and participate in the Annual Meeting, please refer to the Company’s supplemental proxy materials filed today and the proxy materials previously filed with the Securities and Exchange Commission.

Although the Annual Meeting will be held in a virtual-only format this year, the Company remains committed to its philosophy of stockholder engagement and currently intends to return to an in-person meeting format for future annual meetings under normal circumstances.

About STAG Industrial, Inc.

STAG Industrial, Inc. is a real estate investment trust focused on the acquisition, ownership and operation of single-tenant, industrial properties throughout the United States. As of December 31, 2019, the Company’s portfolio consisted of 450 buildings in 38 states with approximately 91.4 million rentable square feet.

For additional information, please visit the Company’s website at www.stagindustrial.com.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.

Matts Pinard, Senior Vice President

617-226-4987

InvestorRelations@stagindustrial.com

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2020

To our stockholders:

Due to the ongoing public health crisis of the novel coronavirus disease (COVID-19) pandemic and to support the health and welfare of our stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 annual meeting of the stockholders of STAG Industrial, Inc. has been changed.  The annual meeting will be held on Wednesday, April 29, 2020 at 1:30 p.m., Eastern Time — the date and time previously announced — but will be held solely by remote communication in a virtual-only meeting format.  You will not be able to attend the annual meeting in person at a physical location.

As described in the proxy materials for the annual meeting previously distributed, you are entitled to participate in the annual meeting if you were a common stockholder of record (i.e., stockholders holding shares of common stock directly in their name with our transfer agent) as of the close of business on March 11, 2020, the record date for the annual meeting, or hold a legal proxy for the meeting provided by your broker, bank or other holder of record.

The annual meeting will be held at www.virtualshareholdermeeting.com/STAG2020.  Online registration will begin 15 minutes before the meeting.  To attend and vote at the annual meeting, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received.  You may vote during the annual meeting by following the instructions available on the meeting website during the meeting.

Whether or not you plan to attend the annual meeting, we urge you to authorize a proxy to vote your shares in advance of the meeting by one of the methods described in the proxy materials for the annual meeting.  The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to authorize a proxy to vote your shares in connection with the annual meeting.

By order of the board of directors:

JEFFREY M. SULLIVAN Executive Vice President, General Counsel and Secretary

Boston, Massachusetts

April 14, 2020

The 2020 annual meeting of stockholders on April 29, 2020 at 1:30 p.m., Eastern Time, will be available at www.virtualshareholdermeeting.com/STAG2020.  Our proxy statement and 2019 annual report are available in the “Investor Relations” section of our website at www.stagindustrial.com.  Additionally, you may access our proxy materials at www.proxyvote.com.